Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Cipher Mining Inc. on Form S-8 (File No. 333-261148), Form S-8 (File No. 333-277678), Form S-3 (File No. 333-267537) and Form S-3 (File No. 333-271641) and Form S-3ASR (File 333-281908) of our report dated February 25, 2025, with respect to our audits of the consolidated financial statements of Cipher Mining Inc. as of December 31, 2024 and December 31, 2023 and for each of the two years in the period ended December 31, 2024 and our report dated February 25, 2025 with respect to our audit of internal control over financial reporting of Cipher Mining Inc. as of December 31, 2024, which reports are included in this Annual Report on Form 10-K of Cipher Mining Inc. for the year ended December 31, 2024.

Our report on the effectiveness of internal control over financial reporting as of December 31, 2024 expressed an adverse opinion because of the existence of a material weakness.

/s/ Marcum LLP

Marcum LLP
San Francisco, CA
February 25, 2025